Exhibit 99.1

ARGAN, INC. REPORTS FIRST QUARTER RESULTS

Achieves 187% Increase in Backlog

June 6, 2013 – ROCKVILLE, MD – Argan, Inc. (NYSE MKT: AGX) today announced financial results for the three months ended April 30, 2013.

For the quarter ended April 30, 2013, net revenues were $46.6 million compared to $63.7 million for the quarter ended April 30, 2012. Gemma Power Systems LLC and affiliates (Gemma) contributed $43.8 million, or 93.8% of net revenues in the first quarter of fiscal 2014, compared to $57.7 million, or 90.6% of net revenues in the first quarter of fiscal 2013.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) from continuing operations of $11.1 million for the quarter ended April 30, 2013, compared to $7.3 million for the prior fiscal year. Gemma recorded $12.1 million in EBITDA for the first quarter of fiscal 2014 compared to $7.3 million for the first quarter of fiscal 2013.

Income from continuing operations attributable to Argan, Inc. shareholders (excludes income/loss attributable to the noncontrolling interest) for the first quarter of fiscal 2014 was $6.4 million, or $0.45 per diluted share based on 14,127,000 diluted shares outstanding, compared to income from continuing operations attributable to Argan, Inc. shareholders for first quarter of fiscal 2013 of $4.7 million, or $0.34 per diluted share based on 13,950,000 diluted shares outstanding.

Net income attributable to Argan, Inc. shareholders for the first quarter of fiscal 2014 was $6.4 million, or $0.45 per diluted share, compared to $4.4 million or $0.32 per diluted share for the first quarter of fiscal 2013.

Gemma’s backlog as of April 30, 2013 was $517 million compared to $180 million as of January 31, 2013. The April 30, 2013 backlog includes the 825 MW combined cycle gas fired power plant for Moxie Liberty. Full notice to proceed is expected in the near future for the project pending consummation of financing for the plant.

Commenting on Argan’s financial results, Rainer Bosselmann, Chairman and Chief Executive Officer stated, “We are pleased with the performance of the Gemma team as they complete the Sentinel project and look forward to the positive challenges we will shortly embark on in constructing the Moxie projects.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include traditional gas as well as alternative energy including biodiesel, ethanol, and renewable energy sources such as wind power. Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Arthur Trudel
301.315.0027	301.315.9467

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended April 30,
	2013	2012
Net revenues
Power industry services	$43,769,000	$57,728,000
Telecommunications infrastructure services	2,879,000	5,962,000

Net revenues	46,648,000	63,690,000
Cost of revenues
Power industry services	31,246,000	48,984,000
Telecommunications infrastructure services	2,374,000	4,605,000

Cost of revenues	33,620,000	53,589,000

Gross profit	13,028,000	10,101,000
Selling, general and administrative expenses	3,443,000	3,028,000

Income from operations	9,585,000	7,073,000
Gain on deconsolidation of variable interest entity	1,120,000	—
Other income (expense), net	155,000	(9,000)

Income from continuing operations before income taxes	10,860,000	7,064,000
Income tax expense	3,920,000	2,517,000

Income from continuing operations	6,940,000	4,547,000

Discontinued operations
Loss on discontinued operations before income tax benefit	—	(405,000)
Income tax benefit	—	120,000

Loss on discontinued operations	—	(285,000)

Net income	6,940,000	4,262,000
Income (loss) attributable to noncontrolling interest	530,000	(176,000)

Net income attributable to the stockholders of Argan, Inc.	$6,410,000	$4,438,000

Earnings per share attributable to the stockholders of Argan, Inc.:
Continuing operations
Basic	$0.46	$0.35

Diluted	$0.45	$0.34

Discontinued operations
Basic	$—	$(0.02)

Diluted	$—	$(0.02)

Net income
Basic	$0.46	$0.32

Diluted	$0.45	$0.32

Weighted average number of shares outstanding:
Basic	13,974,000	13,663,000

Diluted	14,127,000	13,950,000

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

Continuing Operations (Unaudited)

	Three Months Ended April 30,
	2013	2012
Income from continuing operations	$6,940,000	$4,547,000
Interest expense	10,000	12,000
Income tax expense	3,920,000	2,517,000
Amortization of purchased intangible assets	61,000	61,000
Depreciation	129,000	117,000

EBITDA	$11,060,000	$7,254,000

Reconciliations to EBITDA

Power Industry Services (Unaudited)

	Three Months Ended April 30,
	2013	2012
Income before income taxes	$11,982,000	$7,177,000
Interest expense	10,000	12,000
Amortization of purchased intangible assets	61,000	61,000
Depreciation	83,000	58,000

EBITDA	$12,136,000	$7,308,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30, 2013	January 31, 2013
	(Unaudited)	(Note 1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$169,387,000	$175,142,000
Accounts receivable, net of allowance for doubtful accounts	19,392,000	24,879,000
Costs and estimated earnings in excess of billings	1,062,000	1,178,000
Deferred income tax assets	1,095,000	1,303,000
Prepaid expenses and other current assets	6,096,000	1,606,000

TOTAL CURRENT ASSETS	197,032,000	204,108,000
Property, plant and equipment, net ($3,248,000 and $5,309,000 related to variable interest entities as of April 30 and January 31, 2013, respectively)	7,399,000	9,468,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization	2,270,000	2,331,000
Deferred income tax and other assets	409,000	341,000

TOTAL ASSETS	$225,586,000	$234,724,000

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$28,474,000	$32,699,000
Accrued expenses	9,075,000	9,488,000
Billings in excess of costs and estimated earnings	61,485,000	73,359,000

TOTAL CURRENT LIABILITIES	99,034,000	115,546,000
Other liabilities	8,000	10,000

TOTAL LIABILITIES	99,042,000	115,556,000

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.10 per share – 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share – 30,000,000 shares authorized; 13,977,560 shares issued at April 30 and January 31, 2013; 13,974,327 shares outstanding at April 30 and January 31, 2013	2,096,000	2,096,000
Additional paid-in capital	95,440,000	95,004,000
Retained earnings	30,260,000	23,850,000
Treasury stock, at cost – 3,233 shares at April 30, and January 31, 2013	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	127,763,000	120,917,000
Noncontrolling interests (variable interest entities)	(1,219,000)	(1,749,000)

TOTAL EQUITY	126,544,000	119,168,000

TOTAL LIABILITIES AND EQUITY	$225,586,000	$234,724,000

Note 1 – The condensed consolidated balance sheet as of January 31, 2013 has been derived from audited consolidated financial statements.